Exhibit 99.1

CAPITAL TRUST TO SELL INVESTMENT MANAGEMENT PLATFORM TO

BLACKSTONE

Blackstone to Manage Capital Trust and Acquire 18% Stake

$2.00 Special Dividend to be Paid to Capital Trust Shareholders

New York, NY—September 27, 2012— Capital Trust, Inc. (NYSE: CT) (“Capital Trust”) today announced a definitive agreement under which an affiliate of Blackstone (NYSE: BX) will acquire its investment management business, operated through its subsidiary, CT Investment Management Co., LLC (“CTIMCO”). Under the terms of the agreement, Blackstone will acquire CTIMCO and its fund co-investments for $20 million. Blackstone will also manage Capital Trust and purchase an 18.2% equity stake in the company. Following the closing, CTIMCO will be integrated into Blackstone’s Real Estate Debt Strategies (“BREDS”) business.

In conjunction with the transaction, Capital Trust will declare a $2.00 per share special cash dividend, which will be payable as soon as practicable following closing to shareholders of record entitled to vote at a special meeting of shareholders that will be called to approve the transaction. The sources of funds for the special dividend will be cash on hand prior to the transaction and the proceeds from the sale of CTIMCO and related fund co-investments.

Simultaneously with its acquisition of CTIMCO, Blackstone will purchase five million shares of newly issued Capital Trust common stock at a price of $2.00 per share. Blackstone will not receive the special dividend given that its investment in Capital Trust’s common stock will close after the record date. The transaction equates to a $4.00 per share valuation for Capital Trust (versus the 60-day trailing average share price of $3.05 as of September 26, 2012), based upon the $2.00 per share post-dividend issue price to Blackstone and the $2.00 per share special dividend.

Stephen Plavin, CEO of Capital Trust, commented: “We believe that Blackstone—with its unparalleled presence in the commercial real estate marketplace—is the ideal management platform for CTIMCO’s commercial real estate debt businesses and that the combination of two market leaders will create a platform extremely well positioned for growth. This is an excellent result for Capital Trust’s shareholders, CTIMCO and its limited partner investors.”

Michael Nash, Senior Managing Director & Chief Investment Officer of BREDS, said: “This transaction will create substantial value for Capital Trust’s shareholders while expanding BREDS’ asset management and servicing capabilities and augmenting our industry leading commercial real estate debt platform.”

Upon completion of the transaction, Capital Trust will enter into a management agreement with an affiliate of Blackstone that will manage Capital Trust pursuant to investment guidelines and policies approved by Capital Trust’s board of directors. Stephen Plavin, Geoffrey Jervis and Thomas Ruffing will continue to serve in their current executive management roles post transaction. Capital Trust’s board of directors has approved the definitive agreement and the transaction contemplated therein, which are subject to customary closing conditions, including, the affirmative vote of the holders of a majority of the outstanding shares of common stock. W. R. Berkley and its affiliated entities, holders of approximately 17.1% of Capital Trust’s common stock, have entered into a voting agreement to support the transaction. Members of Capital Trust’s board of directors and executive management and associated shareholders, holders of approximately 9.0% of Capital Trust’s common stock, have also indicated their support for the transaction as shareholders. Following the transaction, Capital Trust will continue to own its interests in CT Legacy REIT, the incentive management fee interests in CT Opportunity Partners I, as well as its retained subordinate interests in three Capital Trust sponsored CDOs.

Evercore Partners served as financial advisor to Capital Trust and its independent special committee throughout the strategic alternatives review process and has issued a fairness opinion. Paul Hastings LLP and special counsels, Skadden, Arps, Slate, Meagher & Flom LLP and Venable LLP represented Capital Trust in the transaction. Blackstone was represented by Simpson Thacher & Bartlett LLP and special counsel Miles & Stockbridge P.C.

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About Capital Trust

Capital Trust, Inc. (NYSE:CT) is a real estate finance company that specializes in credit sensitive structured financial products. To date, Capital Trust’s investment programs have focused primarily on loans and securities backed by commercial real estate assets, investing both for its balance sheet and for third party vehicles. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol “CT.” Capital Trust is headquartered in New York City.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies they invest in, the companies they advise and the broader global economy. Blackstone does this through the commitment of their extraordinary people and flexible capital. Their alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Additional Information

In connection with the proposed transaction, Capital Trust, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission (“SEC”). Capital Trust shareholders are advised to read the proxy statement when it becomes available because it will contain important information regarding Capital Trust and the transaction. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by Capital Trust with the SEC at the SEC’s website at http://www.sec.gov.

Capital Trust and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Capital Trust’s shareholders in connection with the transaction. Information concerning the names, affiliations and interests of Capital Trust’s directors and executive officers is set forth in Capital Trust’s Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2012, and will be described in the proxy statement relating to the sale and other transaction contemplated in the definitive agreement (when it becomes available).

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the potential failure to obtain required shareholder approval, the failure of closing conditions to be satisfied and the possibility that the definitive agreement will not be consummated, the possibility that the anticipated benefits from the transaction contemplated by the definitive agreement will not be realized, or will not be realized within the expected time period, the possibility that Capital Trust will be unable to resume its business as anticipated, the risk that Capital Trust’s management team will not be integrated successfully into the Blackstone business, the potential for disruption in CTIMCO’s relationship with private equity investors resulting from the consummation of the transaction, the performance of Capital Trust’s investments, the timing of collections, its capability to repay indebtedness as it comes due, competition for servicing and investment management assignments, its ability to originate investments, the availability of capital and Capital Trust’s tax status, as well as other risks indicated from time to time in Capital Trust’s Form 10-K and Form 10-Q filings with the SEC. Capital Trust and Blackstone assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

MEDIA CONTACTS:

Douglas Armer

darmer@capitaltrust.com

(212) 655-0220